Exhibit 99.1

RR DONNELLEY REPORTS FOURTH QUARTER 2016 RESULTS AND ISSUES FULL YEAR 2017 GUIDANCE

Chicago, February 28, 2017 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported financial results for the fourth quarter 2016.  Key financial highlights include:

	Q4 2016	Q4 2015	% Change
Net sales	$1.88 billion	$1.81 billion	3.7%
Income (loss) from continuing operations	$(466.9) million	$87.4 million	nm
Net loss from continuing operations	$(488.1) million	$(16.1) million	nm
Diluted loss per share	$(6.98)	$(0.24)	nm
Income from continuing operations - Non-GAAP (1)	$101.8 million	$100.6 million	1.2%
Net earnings from continuing operations - Non-GAAP (1)	$36.3 million	$37.3 million	(2.7%)
Diluted earnings per share - Non-GAAP (1)	$0.51	$0.53	(3.8%)
(1)

Non-GAAP income from continuing operations, net earnings from continuing operations and diluted earnings per share exclude primarily charges for impairment and restructuring activities and acquisition and spinoff-related expenses. See pages 9 and 10 for a complete listing of items excluded and a reconciliation of GAAP income (loss) from operations, net loss from continuing operations and diluted loss per share to non-GAAP income from operations, net earnings from continuing operations and diluted earnings per share.

“The fourth quarter of 2016 was a pivotal quarter in our history as we completed the previously announced spinoffs of LSC Communications and Donnelley Financial Solutions at the beginning of the quarter and then began operating as a standalone company intensely focused on providing integrated multichannel communications, supply chain and logistics solutions to our customers,” said Dan Knotts, RR Donnelley’s President and Chief Executive Officer. “We are pleased with our fourth quarter results as we grew both our net sales and non-GAAP income from operations. And, although we exited the spin with debt leverage above our long-term target range, we remain on track to utilize the proceeds from disposing of our equity stakes in LSC Communications and Donnelley Financial Solutions, as well as cash generated from ongoing operating activities, to reduce our outstanding debt obligations.”

Unless otherwise noted, today’s results represent RR Donnelley as a standalone company following the October 1, 2016 spinoffs of LSC and Donnelley Financial which are now presented as discontinued operations for periods prior to October 1.  Further, all references to the number of shares and per share amounts have been retroactively adjusted to give effect to the one-for-three reverse stock split which took place October 1, 2016 immediately following the spinoffs.

Fourth Quarter 2016 Highlights

Net sales in the quarter were $1.88 billion, up $67.0 million or 3.7% from the fourth quarter of 2015. This increase was primarily due to $80.4 million in net sales previously recognized by reporting units that are now part of LSC and Donnelley Financial and $14.0 million from the previously announced acquisition of Precision Dialogue, partially offset by a negative $16.1 million impact from changes in foreign exchange rates, a $6.3 million reduction related to dispositions completed earlier in the year and a consolidated net organic sales decline of 0.4%. The decline in net organic sales was primarily driven by increased volume in the International and Strategic Services segments which was more than offset by lower postage pass through sales in Strategic Services, price declines across all three segments and lower volume in the Variable Print segment.

Gross profit in the fourth quarter of 2016 was $363.7 million or 19.4% of net sales versus $373.6 million or 20.6% of net sales in the 2015 quarter. Continued cost reductions were more than offset by modest price pressure in most product categories, unfavorable product mix and a one-time charge in the logistics reporting unit within the Strategic Services segment.

Selling, general and administrative expenses (“SG&A”) of $219.8 million in the fourth quarter of 2016 were up slightly from the 2015 reported amount of $217.3 million. Cost reductions and benefits from allocation differences due to the spinoffs were more than offset by higher spinoff-related expenses and additional expenses associated with higher net sales in 2016. As a percentage of net sales, SG&A was 11.7% in the fourth quarter of 2016 which improved from 12.0% reported in the fourth quarter of 2015.

Net loss from continuing operations of $488.1 million in the fourth quarter increased from a $16.1 million loss reported in the fourth quarter of 2015. The 2016 results included pre-tax charges of $560.0 million for net restructuring, impairment and other charges as compared to $13.0 million in 2015. The impairment charges in 2016 primarily related to goodwill and intangible assets in two reporting units within the Variable Print segment. On a non-GAAP basis, net earnings from continuing operations of $36.3 million decreased $1.0 million from the $37.3 million reported in the fourth quarter of 2015 and was primarily driven by higher income from operations and non-operating income and lower interest expense which were more than offset by a higher effective tax rate in the fourth quarter of 2016 primarily due to a charge to record a valuation allowance on certain state deferred tax assets.

Fourth quarter 2016 diluted loss per share from continuing operations of $6.98 compares to $0.24 from the fourth quarter of 2015. Excluding non-GAAP adjustments primarily consisting of restructuring, impairment and other charges recorded in both periods, non-GAAP diluted earnings per share from continuing operations decreased $0.02 to $0.51 in 2016 from $0.53 in 2015 primarily due to the higher effective tax rate.

Segment Highlights

VARIABLE PRINT:

Net sales in the quarter were $833.6 million, down $6.4 million or 0.8% from the fourth quarter of 2015. Net sales in 2016 benefited from growth in the commercial and digital print and labels reporting units as well as the digital print and inserting operations of Precision Dialogue but was more than offset primarily by softness in direct mail and continued secular declines in forms.

Loss from operations was $493.5 million in the fourth quarter as compared to income from operations of $64.3 million during the prior year fourth quarter. Excluding restructuring, impairment and other charges recorded in both periods, fourth quarter 2016 non-GAAP income from operations for the segment was $64.7 million, up $0.4 million from $64.3 million for the fourth quarter of 2015 as productivity improvements, the Precision Dialogue acquisition and lower depreciation and amortization expense were mostly offset by the impact of price and volume declines.

STRATEGIC SERVICES:

Net sales in the quarter were $497.3 million, up $80.7 million or 19.4% from the fourth quarter of 2015. Net sales in 2016 included $76.7 million related to sales previously recognized by reporting units that are now part of LSC and Donnelley Financial. Stronger logistics and sourcing volume, as well as sales from Precision Dialogue’s data analytics services offering, were partially offset by lower postage pass through sales of $15.5 million.

Income from operations was $1.5 million in the fourth quarter, a decrease of $10.3 million from $11.8 million during the prior year fourth quarter. Excluding non-GAAP adjustments recorded in both periods, fourth quarter 2016 non-GAAP income from operations was $1.6 million, down from $12.3 million for the fourth quarter of 2015 primarily due to a one-time charge in the logistics reporting unit and continued price pressure.

INTERNATIONAL:

Net sales in the quarter were $545.4 million, down $7.3 million or 1.3% from the fourth quarter of 2015. Strong growth in the Asia and Latin America reporting units and net sales previously recognized by a reporting unit that is now part of LSC were more than offset by the impact of unfavorable changes in foreign exchange rates, volume declines in the remaining International reporting units and small dispositions earlier in the year.

Income from operations was $48.9 million in the fourth quarter, an increase of $11.9 million from 2015. Excluding non-GAAP adjustments recorded in both periods primarily for restructuring and impairment, fourth quarter 2016 non-GAAP income from operations of $51.8 million increased $2.8 million as compared to the fourth quarter of 2015 primarily due to stronger volume in Asia and Latin America.

CORPORATE:

Unallocated corporate expenses were $23.8 million in the fourth quarter, down from the $25.7 million reported in 2015. Excluding spinoff-related transaction expenses recorded in the fourth quarter of 2016 and other non-GAAP adjustments recorded in both periods, fourth quarter 2016 unallocated corporate expenses were $16.3 million, an improvement of $8.7 million from the fourth quarter of 2015 primarily due to cost reduction initiatives and allocation differences due to the spinoffs.

Other Highlights

Cash flow from operations in the fourth quarter was $117.4 million which included spinoff-related cash payments of $29.7 million. Capital expenditures in the fourth quarter were $24.2 million.  Prior year and pre-spin 2016 cash flow amounts include the activities of LSC and Donnelley Financial and have not been restated.

As of December 31, 2016, cash on hand was $317.5 million and total debt outstanding was $2.39 billion, including $185.0 million drawn against the credit facility. Availability under the credit facility was $402.6 million at December 31, 2016.

As previously announced, the Company plans to dispose of its 19.25% equity positions in LSC and Donnelley Financial and use the net proceeds to reduce debt during 2017.

2017 Guidance

	Full Year 2017 Guidance	Full Year 2016 Actual
Net sales	$6.80 billion to $7.00 billion	$6.90 billion
Non-GAAP adjusted EBITDA(1)	$475 million to $505 million	$488.3 million
Non-GAAP income from operations(1)	$275 million to $300 million	$284.1 million
Depreciation and amortization	$200 million to $205 million	$204.2 million
Interest expense	$175 million to $180 million	$198.7 million
Non-GAAP effective tax rate(1)	32% to 33%	44.1%
Non-GAAP diluted EPS(1)	$0.90 to $1.20	$0.69
Capital expenditures	$100 million to $115 million	$172.1 million(2)
Cash flow from operations	$220 million to $270 million	$125.2 million(2)
(1)

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without "unreasonable efforts."  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company's ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that excluding such items is likely to be significant to an assessment of the Company's ongoing operations, given that such excluded items are not indicators of business performance.

(2)	2016 capital expenditures and cash flow from operations have not been restated and include activities of LSC and Donnelley Financial for the nine-month period prior to the spinoffs on October 1, 2016.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth quarter results Tuesday, February 28, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley's web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at this link. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company's web site until February 28, 2018. In addition, a telephonic replay of the call will be available until March 8, 2017 at 630.652.3042, passcode 6303934#.

About RR Donnelley

RR Donnelley is a leading global provider of integrated multichannel marketing and business communications solutions. With more than 52,000 customers and 42,000 employees across 28 countries, RR Donnelley offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to effectively create, manage, deliver and optimize their multichannel communications strategies.

For more information, and for RR Donnelley's Global Social Responsibility Report, visit the Company's web site at www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains non-GAAP financial measures, including non-GAAP Operating Income, non-GAAP Adjusted EBITDA, non-GAAP diluted EPS and non-GAAP organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance.  These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RR Donnelley uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Additional information relating to the adjustments for the Non-GAAP Adjusted EBITDA, Non-GAAP Operating Income, Non-GAAP diluted EPS and non-GAAP organic net sales for RR Donnelley is set forth in the attached schedules.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance. These statements include all those under the column labeled “Full Year 2017 Guidance” in the table included under the “2017 Guidance” section. Statements that are not historical facts, including statements about RR Donnelley management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RR Donnelley’s periodic public filings with the SEC, including but not limited to those discussed under the “Risk Factors” section in RR Donnelley’s Form 10-K for the fiscal year ended December 31, 2016, and other filings with the SEC and in other investor communications of RR Donnelley from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com

Source: RR Donnelley

R. R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of December 31, 2016 and December 31, 2015
(UNAUDITED)
(in millions, except per share data)

	12/31/2016	12/31/2015
Assets

Cash and cash equivalents	$317.5	$288.7
Receivables, less allowances for doubtful accounts	1,354.4	1,237.2
Inventories	379.6	352.8
Prepaid expenses and other current assets	136.7	86.8
Investments in LSC & Donnelley Financial	328.7	—
Current assets held for disposition (1)	—	1,136.2
Total Current Assets	2,516.9	3,101.7
Property, plant and equipment - net	650.3	696.6
Goodwill	602.0	1,085.7
Other intangible assets - net	171.9	221.0
Deferred income taxes	108.9	93.1
Other noncurrent assets	234.7	229.1
Noncurrent assets held for disposition (1)	—	1,852.1
Total Assets	$4,284.7	$7,279.3

Liabilities

Accounts payable	$1,001.2	$993.9
Accrued liabilities	541.7	462.1
Short-term and current portion of long-term debt	8.2	231.9
Current liabilities held for disposition (1)	—	649.4
Total Current Liabilities	1,551.1	2,337.3
Long-term debt	2,379.2	2,186.8
Pension liabilities	119.4	130.2
Other postretirement benefits plan liabilities	134.1	167.6
Other noncurrent liabilities	193.1	217.9
Noncurrent liabilities held for disposition (1)	—	1,542.9
Total Liabilities	4,376.9	6,582.7
Total Equity	(92.2)	696.6
Total Liabilities and Equity	$4,284.7	$7,279.3

(1) Includes amounts related to Donnelley Financial and LSC for all periods presented.

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
For the Three Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended December 31,
	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP	2015 GAAP	ADJUSTMENTS TO NON-GAAP	2015 NON-GAAP
Total net sales	$1,876.3	$—	$1,876.3	$1,809.3	$—	$1,809.3

Total cost of sales (1)	1,512.6	(0.2)	1,512.4	1,435.7	—	1,435.7

Total gross profit (1)	363.7	0.2	363.9	373.6	—	373.6
Selling, general and administrative expenses (SG&A) (1)	219.8	(8.4)	211.4	217.3	(0.2)	217.1
Restructuring, impairment and other charges - net	560.0	(560.0)	—	13.0	(13.0)	—
Depreciation and amortization	50.7	—	50.7	55.9	—	55.9
Other operating expense	0.1	(0.1)	—	—	—	—
Income (loss) from operations	(466.9)	568.7	101.8	87.4	13.2	100.6
Interest expense - net	48.1	—	48.1	50.6	-	50.6
Investment and other (income) expense - net	(1.7)	(1.4)	(3.1)	0.6	(1.3)	(0.7)
Net earnings (loss) before income taxes	(513.3)	570.1	56.8	36.2	14.5	50.7
Income tax (benefit) expense	(25.2)	45.7	20.5	52.3	(38.9)	13.4
Net earnings (loss) from continuing operations	(488.1)	524.4	36.3	(16.1)	53.4	37.3
Net (loss) earnings from discontinued operations, net of income taxes (2)	(25.5)	25.5	—	87.4	(87.4)	—
Net earnings (loss)	(513.6)	549.9	36.3	71.3	(34.0)	37.3
Less: Income attributable to noncontrolling interests	0.5	—	0.5	0.3	—	0.3

Net earnings (loss) attributable to RR Donnelley common stockholders	$(514.1)	$549.9	$35.8	$71.0	$(34.0)	$37.0

Basic net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing operations	$(6.98)		$0.51	$(0.24)		$0.53
Discontinued operations	$(0.36)		$—	$1.26		$—
Net earnings (loss) attributable to RR Donnelley stockholders	$(7.34)		$0.51	$1.02		$0.53

Diluted net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing Operations	$(6.98)		$0.51	$(0.24)		$0.53
Discontinued Operations	$(0.36)		$—	$1.26		$—
Net earnings (loss) attributable to RR Donnelley common stockholders	$(7.34)		$0.51	$1.02		$0.53

Weighted average common shares outstanding:
Basic	70.0		70.0	69.7		69.7
Diluted	70.0	0.4	70.4	69.7	0.4	70.1

Additional information:
Gross margin (1)	19.4%		19.4%	20.6%		20.6%
SG&A as a % of total net sales (1)	11.7%		11.3%	12.0%		12.0%
Operating margin	(24.9%)		5.4%	4.8%		5.6%
Effective tax rate	4.9%		36.1%	144.5%		26.4%

(1) Exclusive of depreciation and amortization
(2) Operating results from Donnelley Financial and LSC are classified as discontinued operations for all periods presented.
nm Not meaningful

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
For the Twelve Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions, except per share data)

	For the Twelve Months Ended December 31,
	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP	2015 GAAP	ADJUSTMENTS TO NON-GAAP	2015 NON-GAAP
Total net sales	$6,895.7	$—	$6,895.7	$6,937.3	$—	$6,937.3

Total cost of sales (1)	5,518.9	16.2	5,535.1	5,532.2	—	5,532.2

Total gross profit (1)	1,376.8	(16.2)	1,360.6	1,405.1	—	1,405.1
Selling, general and administrative expenses (SG&A) (1)	900.8	(28.5)	872.3	872.6	(0.5)	872.1
Restructuring, impairment and other charges - net	584.3	(584.3)	—	62.7	(62.7)	—
Depreciation and amortization	204.2	—	204.2	232.5	—	232.5
Other operating income	(11.9)	11.9	—	—	—	—
Income (loss) from operations	(300.6)	584.7	284.1	237.3	63.2	300.5
Interest expense - net	198.7	—	198.7	204.1	—	204.1
Investment and other (income) expense - net	(2.1)	(1.3)	(3.4)	43.9	(46.2)	(2.3)
Net earnings (loss) before income taxes	(497.2)	586.0	88.8	(10.7)	109.4	98.7
Income tax (benefit) expense	(12.3)	51.5	39.2	21.0	10.6	31.6
Net earnings (loss) from continuing operations	(484.9)	534.5	49.6	(31.7)	98.8	67.1
Net (loss) earnings from discontinued operations, net of income taxes (2)	(9.7)	9.7	—	170.1	(170.1)	—
Net earnings (loss)	(494.6)	544.2	49.6	138.4	(71.3)	67.1
Less: Income (loss) attributable to noncontrolling interests	1.3	—	1.3	(12.7)	13.2	0.5

Net earnings (loss) attributable to RR Donnelley common stockholders	$(495.9)	$544.2	$48.3	$151.1	$(84.5)	$66.6

Basic net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing operations	$(6.95)		$0.69	$(0.28)		$0.97
Discontinued operations	$(0.14)		$—	$2.48		$—
Net earnings (loss) attributable to RR Donnelley stockholders	$(7.09)		$0.69	$2.20		$0.97

Diluted net earnings (loss) per share attributable to RR Donnelley common stockholders:
Continuing Operations	$(6.95)		$0.69	$(0.28)		$0.97
Discontinued Operations	$(0.14)		$—	$2.48		$—
Net earnings (loss) attributable to RR Donnelley common stockholders	$(7.09)		$0.69	$2.20		$0.97

Weighted average common shares outstanding:
Basic	70.0		70.0	68.5		68.5
Diluted	70.0	0.5	70.5	68.5	0.4	68.9

Additional information:
Gross margin (1)	20.0%		19.7%	20.3%		20.3%
SG&A as a % of total net sales (1)	13.1%		12.6%	12.6%		12.6%
Operating margin	(4.4%)		4.1%	3.4%		4.3%
Effective tax rate	2.5%		44.1%	(196.3%)		32.0%

(1) Exclusive of depreciation and amortization
(2) Operating results from Donnelley Financial and LSC are classified as discontinued operations for all periods presented.
nm Not meaningful

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended December 31, 2016						For the Three Months Ended December 31, 2015
	Cost of sales	SG&A	(Loss) income from operations	Operating margin	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share	SG&A	Income from operations	Operating margin	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share
GAAP basis measures	$1,512.6	$219.8	$(466.9)	(24.9%)	$(488.6)	$(6.98)	$217.3	$87.4	4.8%	$(16.4)	$(0.24)

Non-GAAP adjustments:
Restructuring charges - net (1)	—	—	1.8	0.1%	(1.6)	(0.02)	—	4.3	0.3%	26.6	0.38
Impairment charges - net (2)	—	—	557.6	29.8%	519.1	7.42	—	8.1	0.5%	24.0	0.34
Other charges (3)	—	—	0.6	—	0.1	—	—	0.6	—	1.3	0.02
Spinoff-related transaction expenses (4)	—	(8.0)	8.0	0.4%	4.9	0.07	—	—	—	—	—
Acquisition-related expenses (5)	—	—	—	—	—	—	(0.2)	0.2	—	0.2	—
Net loss on investments (6)	—	—	—	—	1.4	0.02	—	—	—	1.3	0.03
Pension settlement charges (7)	—	(0.4)	0.4	—	0.6	0.01	—	—	—	—	—
OPEB curtailment gains (8)	(0.2)	—	0.2	—	0.2	—	—	—	—	—	—
Net loss on disposal of businesses (9)	—	—	0.1	—	0.1	—	—	—	—	—	—
Income tax adjustment (10)	—	—	—	—	(0.4)	(0.01)	—	—	—	—	—
Total Non-GAAP adjustments	(0.2)	(8.4)	568.7	30.3%	524.4	7.49	(0.2)	13.2	0.8%	53.4	0.77
Non-GAAP measures	$1,512.4	$211.4	$101.8	5.4%	$35.8	$0.51	$217.1	$100.6	5.6%	$37.0	$0.53
(1)	Restructuring charges - net: Operating results for the three months ended December 31, 2016 and 2015 were affected by the following restructuring charges:
	2016	2015
Employee termination costs (a)	$1.2	$2.6
Other restructuring charges (b)	0.6	1.7
Total restructuring charges - net	$1.8	$4.3
a.	For the three months ended December 31, 2016 and 2015, employee termination costs resulted from the reorganization of certain operations.
b.	Includes lease termination and other facility costs.
(2)	Impairment charges - net: Operating results for the three months ended December 31, 2016 and 2015 were affected by the following impairment charges:
	2016	2015
Goodwill impairment charges (a)	$527.8	$—
Intangible asset impairment charges (b)	29.7	9.6
Total goodwill and intangible asset impairment charges	557.5	9.6
Other long-lived asset impairment charges	0.1	(1.5)
Total impairment charges - net	$557.6	$8.1
a.

Non-cash charge of $527.8 million to recognize the impairment of goodwill in the commercial and digital print and statement printing reporting units within the Variable Print segment for the three months ended December 31, 2016.

b.

Impairment charges during the three months ended December 31, 2016 were due to non-cash impairment of certain acquired customer relationship intangible assets in the commercial and digital print reporting unit within the Variable Print segment. Impairment charges during the three months ended December 31, 2015 were primarily due to non-cash charge related to certain acquired customer relationship intangible assets in the labels reporting unit within the Variable Print segment.

(3)	Other charges: Recognition of charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.
(4)	Spinoff-related transaction expenses: Expenses associated with the spinoff transactions.
(5)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(6)	Net loss on investment: Included a loss related to the impairment of equity investments during both the three months ended December 31, 2016 and December 31, 2015.
(7)	Pension settlement charges: Related to lump-sum pension settlement payments.
(8)	Other Postemployment Benefit Plan (OPEB) curtailment: Related to adjustments to the curtailment gain recorded for the Company’s OPEB plans.
(9)	Loss on disposal of businesses: Includes adjustment to the net gain recorded related to the disposition of immaterial entities which occurred the first nine months of 2016.
(10)	Income tax adjustment: includes the recognition of a $0.4 million deferred income tax benefit related to the Company’s investment in LSC.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Twelve Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions, except per share data)

	For the Twelve Months Ended December 31, 2016						For the Twelve Months Ended December 31, 2015
	Cost of sales	SG&A	(Loss) income from operations	Operating margin	Continuing Operations - Net (loss) earnings attributable to common stockholders	Net (loss) earnings attributable to common stockholders per diluted share	SG&A	Income from operations	Operating margin	Continuing Operations - Net earnings attributable to common stockholders	Net earnings attributable to common stockholders per diluted share
GAAP basis measures	$5,518.9	$900.8	$(300.6)	(4.4%)	$(486.2)	$(6.95)	$872.6	$237.3	3.4%	$(19.0)	$(0.28)

Non-GAAP adjustments:
Restructuring charges - net (1)	—	—	25.4	0.5%	17.0	0.24	—	31.6	0.5%	27.3	0.40
Impairment charges - net (2)	—	—	556.6	8.1%	519.6	7.42	—	28.9	0.4%	22.0	0.32
Other charges (3)	—	—	2.3	—	1.5	0.02	—	2.2	—	1.5	0.02
Spinoff-related transaction expenses (4)	—	(8.0)	8.0	0.1%	4.9	0.07	—	—	—	—	—
Acquisition-related expenses (5)	—	(2.7)	2.7	—	1.8	0.03	(0.5)	0.5	—	0.4	0.01
Pension settlement charges (6)	—	(21.1)	21.1	0.3%	12.9	0.18	—	—	—	—	—
OPEB curtailment gains (7)	16.2	3.3	(19.5)	(0.3%)	(12.0)	(0.17)	—	—	—	—	—
Venezuela currency remeasurement (8)	—	—	—	—	—	—	—	—	—	17.0	0.25
Net loss on investments (9)	—	—	—	—	1.3	0.02	—	—	—	1.7	0.02
Net (gain) loss on disposal of businesses (10)	—	—	(11.9)	(0.2%)	(12.1)	(0.16)	—	—	—	15.7	0.23
Income tax adjustment (11)	—	—	—	—	(0.4)	(0.01)	—	—	—	—	—
Total Non-GAAP adjustments	16.2	(28.5)	584.7	8.5%	534.5	7.64	(0.5)	63.2	0.9%	85.6	1.25
Non-GAAP measures	$5,535.1	$872.3	$284.1	4.1%	$48.3	$0.69	$872.1	$300.5	4.3%	$66.6	$0.97
(1)	Restructuring charges - net: Operating results for the year ended December 31, 2016 and 2015 were affected by the following restructuring charges:
	2016	2015
Employee termination costs (a)	$21.9	$22.4
Other restructuring charges (b)	3.5	9.2
Total restructuring charges - net	$25.4	$31.6
a.

For the year ended December 31, 2016, employee termination costs primarily related to the reorganization of certain operations and two facility closures in the International segment. Charges for the year ended December 31, 2015 primarily related to two facility closures in the International segment, one facility closure in the Variable Print segment and the reorganization of certain operations.

b.	Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations unrelated to facility closures.
(2)	Impairment charges - net: Operating results for the year ended December 31, 2016 and 2015 were affected by the following impairment charges:
	2016	2015
Goodwill impairment charges (a)	$527.8	$18.0
Intangible asset impairment charges (b)	29.7	11.9
Total goodwill and intangible asset impairment charges	557.5	29.9
Other long-lived asset impairment charges	(0.9)	(1.0)
Total impairment charges - net	$556.6	$28.9
a.

Non-cash charge of $527.8 million to recognize the impairment of goodwill in the commercial and digital print and statement printing reporting units within the Variable Print segment during the year ended December 31, 2016. Non-cash charges during the year ended December 31, 2015 of $13.7 million and $4.3 million to recognize the impairment of goodwill in the former Europe and Latin America reporting units, respectively, both of which were within the International segment.

b.

Impairment charges during the year ended December 31, 2016 were due to a non-cash impairment charge for certain acquired customer relationship intangible assets in the commercial and digital print reporting unit within the Variable Print segment. During the year ended December 31, 2015, the Company recorded non-cash charges of $11.9 million for the impairment of intangible assets, including $9.2 million and $2.2 million related to the impairment of certain acquired customer relationship intangible assets in the labels reporting unit within the Variable Print segment and the Latin America reporting unit within the International segment, respectively.

(3)	Other charges: Includes recognition of charges associated with the Company's multi-employer withdrawal obligations unrelated to facility closures.
(4)	Spinoff-related transaction expenses: Consulting, tax advice, legal and other expenses associated with the spinoff transactions.
(5)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.
(6)	Pension settlement charges: Related to lump-sum pension settlement payments during the year ended December 31, 2016.
(7)	OPEB curtailment: Related to curtailment of the Company’s OPEB plans during the year ended December 31, 2016.
(8)

Venezuela currency remeasurement: Currency remeasurement in Venezuela and the related impact of the devaluation resulted in a pre-tax loss of $30.3 million, for the year ended December 31, 2015, of which $10.5 million was included in loss attributable to noncontrolling interests.

(9)

Net loss on investments: Included a pre-tax loss of $1.4 million resulting from the impairment of one of the Company’s equity investments and a pre-tax gain of $0.1 million resulting from the sale of certain of the Company’s affordable housing investments.  The year ended December 31, 2015 included a pre-tax gain of $3.9 million resulting from the sale of one of the Company’s affordable housing investments, a pre-tax loss of $2.8 million resulting from the impairment of the Company’s investment in the Brazilian operations of Courier and a pre-tax loss of $1.3 million for the impairment of an equity investment.

(10)

Net (gain)/loss on disposal of businesses: Included a net gain of $11.9 million for the year ended December 31, 2016, related to the sale of immaterial businesses within the International segment.  For the year ended December 31, 2015, these pre-tax charges included a pre-tax loss of $15.7 million, primarily related to the disposal of the Venezuelan operating entity in the International segment.

(11)	Income tax adjustment: included the recognition of a $0.4 million deferred income tax benefit related to the Company’s investment in LSC.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Three Months Ended December 31, 2016
Net sales	$833.6	$497.3	$545.4	$—	$1,876.3
Income (loss) from operations	(493.5)	1.5	48.9	(23.8)	(466.9)
Operating margin %	nm	0.3%	9.0%	nm	(24.9%)

Non-GAAP Adjustments
Restructuring charges - net	0.1	—	2.7	(1.0)	1.8
Impairment charges - net	557.6	—	—	—	557.6
Other charges	0.5	0.1	—	—	0.6
Pension settlement charges	—	—	—	0.4	0.4
OPEB curtailments gains	—	—	—	0.2	0.2
Spinoff-related transaction expenses	—	—	0.1	7.9	8.0
Loss on disposal of businesses	—	—	0.1	—	0.1
Total Non-GAAP adjustments	558.2	0.1	2.9	7.5	568.7

Non-GAAP income (loss) from operations	$64.7	$1.6	$51.8	$(16.3)	$101.8
Non-GAAP operating margin %	7.8%	0.3%	9.5%	nm	5.4%

Depreciation and amortization	31.0	5.4	14.3	—	50.7
Non-GAAP Adjusted EBITDA	$95.7	$7.0	$66.1	$(16.3)	$152.5
Non-GAAP Adjusted EBITDA margin %	11.5%	1.4%	12.1%	nm	8.1%

For the Three Months Ended December 31, 2015
Net sales	$840.0	$416.6	$552.7	$—	$1,809.3
Income (loss) from operations	64.3	11.8	37.0	(25.7)	87.4
Operating margin %	7.7%	2.8%	6.7%	nm	4.8%

Non-GAAP Adjustments
Restructuring charges - net	0.6	0.4	2.8	0.5	4.3
Impairment charges - net	(1.1)	—	9.2	—	8.1
Other charges	0.5	0.1	—	—	0.6
Acquisition related expenses	—	—	—	0.2	0.2
Total Non-GAAP adjustments	—	0.5	12.0	0.7	13.2

Non-GAAP income (loss) from operations	$64.3	$12.3	$49.0	$(25.0)	$100.6
Non-GAAP operating margin %	7.7%	3.0%	8.9%	nm	5.6%

Depreciation and amortization	32.8	4.6	18.1	0.4	55.9
Non-GAAP Adjusted EBITDA	$97.1	$16.9	$67.1	$(24.6)	$156.5
Non-GAAP Adjusted EBITDA margin %	11.6%	4.1%	12.1%	nm	8.6%

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Twelve Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
For the Twelve Months Ended December 31, 2016
Net sales	$3,145.4	$1,726.9	$2,023.4	$—	$6,895.7
Income (loss) from operations	(349.5)	26.8	150.7	(128.6)	$(300.6)
Operating margin %	nm	1.6%	7.4%	nm	(4.4%)

Non-GAAP Adjustments
Restructuring charges - net	3.1	1.7	11.4	9.2	25.4
Impairment charges - net	557.9	—	(2.5)	1.2	556.6
Other charges	1.9	0.4	—	—	2.3
Pension settlement charges	—	—	—	21.1	21.1
OPEB curtailments gains	—	—	(0.1)	(19.4)	(19.5)
Spinoff-related transaction expenses	—	—	0.1	7.9	8.0
Acquisition-related expenses	—	—	—	2.7	2.7
Net gains on disposal of businesses	—	—	(12.5)	0.6	(11.9)
Total Non-GAAP adjustments	562.9	2.1	(3.6)	23.3	584.7

Non-GAAP income (loss) from operations	$213.4	$28.9	$147.1	$(105.3)	$284.1
Non-GAAP operating margin %	6.8%	1.7%	7.3%	nm	4.1%

Depreciation and amortization	121.5	19.4	61.0	2.3	204.2
Non-GAAP Adjusted EBITDA	$334.9	$48.3	$208.1	$(103.0)	$488.3
Non-GAAP Adjusted EBITDA margin %	10.6%	2.8%	10.3%	nm	7.1%

For the Twelve Months Ended December 31, 2015
Net sales	$3,214.9	$1,604.6	$2,117.8	$—	$6,937.3
Income (loss) from operations	208.2	39.5	86.7	(97.1)	237.3
Operating margin %	6.5%	2.5%	4.1%	nm	3.4%

Non-GAAP Adjustments
Restructuring charges - net	7.8	4.5	15.1	4.2	31.6
Impairment charges - net	(0.5)	0.9	28.5	—	28.9
Other charges	1.8	0.4	—	—	2.2
Acquisition related expenses	—	—	—	0.5	0.5
Total Non-GAAP adjustments	9.1	5.8	43.6	4.7	63.2

Non-GAAP income (loss) from operations	$217.3	$45.3	$130.3	$(92.4)	$300.5
Non-GAAP operating margin %	6.8%	2.8%	6.2%	nm	4.3%

Depreciation and amortization	134.1	19.5	75.7	3.2	232.5
Non-GAAP Adjusted EBITDA	$351.4	$64.8	$206.0	$(89.2)	$533.0
Non-GAAP Adjusted EBITDA margin %	10.9%	4.0%	9.7%	nm	7.7%

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions)

	2016	2015

Net earnings (loss)	$(494.6)	$138.4
Adjustment to reconcile net earnings to net cash provided by operating activities	1,019.1	510.6
Changes in operating assets and liabilities	(376.8)	28.6
Pension and other postretirement benefits plan contributions	(22.5)	(25.6)
Net cash provided by operating activities	$125.2	$652.0

Capital expenditures	(172.1)	(207.6)
All other cash used in investing activities	(38.4)	(109.5)
Net cash used in investing activities	$(210.5)	$(317.1)

Net cash provided by (used in) financing activities	$29.0	$(436.5)

Effect of exchange rate on cash and cash equivalents	(15.8)	(36.7)

Net decrease in cash and cash equivalents	$(72.1)	$(138.3)

Cash and cash equivalents at beginning of period	389.6	527.9

Cash and cash equivalents at end of period	$317.5	$389.6

Additional Information - quarterly cash flow reconciliation:
	2016	2015
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$125.2	$652.0
Less: capital expenditures	172.1	207.6
Free cash flow	$(46.9)	$444.4

For the Nine Months Ended September 30:
Net cash provided by operating activities	$7.8	$204.2
Less: capital expenditures	147.9	152.8
Free cash flow	$(140.1)	$51.4

For the Three Months Ended December 31:
Net cash provided by operating activities	$117.4	$447.8
Less: capital expenditures	24.2	54.8
Free cash flow	$93.2	$393.0

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Three Months Ended December 31, 2016
(UNAUDITED)
(in millions)

Reported net sales change	3.7%
Less:
Impact of acquisitions (1)	1.0%
Year-over-year impact of changes in foreign currency (FX) rates	(1.0%)
Year-over-year impact of dispositions (2)	(0.3%)
Year-over-year impact of new sales under the Commercial Agreements (3)	4.4%

Net organic sales change (4)	(0.4%)
(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward.  To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2015 for the purposes of this schedule. This resulted in the addition of $16.9 million of net sales in 2015.

(2)	Adjusted for net sales of disposed businesses: Entities within International segment in the first and third quarters of 2016.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.
(4)	Adjusted for net sales of acquired and disposed businesses, new sales under the Commercial agreements and the impact of changes in FX rates.

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Twelve Months Ended December 31, 2016
(UNAUDITED)
(in millions)

Reported net sales change	(0.6%)
Less:
Impact of acquisitions (1)	0.3%
Year-over-year impact of changes in foreign currency (FX) rates	(1.0%)
Year-over-year impact of dispositions (2)	(0.5%)
Year-over-year impact of new sales under the Commercial Agreements (3)	1.8%

Net organic sales change (4)	(1.2%)
(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward.  To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2015 for the purposes of this schedule. This resulted in the addition of $36.8 million and $58.9 million of net sales in 2016 and 2015, respectively.

(2)	Adjusted for net sales of disposed businesses: Entities within International segment during first and third quarters of 2016; Venezuelan operating entity in the second quarter of 2015.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.
(4)	Adjusted for net sales of acquired and disposed businesses, new sales under the Commercial agreements and the impact of changes in FX rates.

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2016 and 2015
(UNAUDITED)
(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2016	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

GAAP net earnings (loss) attributable to RR Donnelley common stockholders	$(495.9)	$(514.1)	$(7.1)	$(14.5)	$39.8

Adjustments
Less: (earnings) loss from discontinued operations, net of tax (a)	9.7	25.5	29.1	(8.7)	(36.2)
Income attributable to noncontrolling interests	1.3	0.5	0.3	0.2	0.3
Income tax expense (benefit)	(12.3)	(25.2)	13.9	(4.4)	3.4
Interest expense - net	198.7	48.1	48.8	51.4	50.4
Investment and other (income) expense - net	(2.1)	(1.7)	(1.0)	0.7	(0.1)
Depreciation and amortization	204.2	50.7	51.0	49.9	52.6
Restructuring, impairment and other charges - net (b)	584.3	560.0	10.8	8.2	5.3
Acquisition-related expenses (c)	2.7	—	0.7	1.4	0.6
Spinoff-related transaction costs (d)	8.0	8.0	—	—	—
Pension settlement charges (e)	21.1	0.4	0.3	20.4	—
Net (gain) loss on dispositions of businesses (f)	(11.9)	0.1	0.3	—	(12.3)
OPEB curtailment gains(g)	(19.5)	0.2	(19.7)	—	—
Total Non-GAAP adjustments	984.2	666.6	134.5	119.1	64.0

Non-GAAP adjusted EBITDA from continuing operations	$488.3	$152.5	$127.4	$104.6	$103.8

Net sales	$6,895.7	$1,876.3	$1,741.2	$1,632.6	$1,645.6
Non-GAAP adjusted EBITDA margin %	7.1%	8.1%	7.3%	6.4%	6.3%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2015	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

GAAP net earnings (loss) attributable to RR Donnelley common stockholders	$151.1	$71.0	$14.3	$43.5	$22.3

Adjustments
Less: earnings from discontinued operations, net of tax (a)	(170.1)	(87.4)	(22.5)	(51.5)	(8.7)
(Loss) income attributable to noncontrolling interests	(12.7)	0.3	(2.7)	0.1	(10.4)
Income tax (benefit) expense	21.0	52.3	1.0	4.4	(36.7)
Interest expense - net	204.1	50.6	51.0	51.3	51.2
Investment and other expense - net	43.9	0.6	3.0	12.1	28.2
Depreciation and amortization	232.5	55.9	57.4	59.4	59.8
Restructuring, impairment and other charges - net (b)	62.7	13.0	26.7	9.6	13.4
Acquisition-related expenses (c)	0.5	0.2	0.1	0.2	—
Total Non-GAAP adjustments	381.9	85.5	114.0	85.6	96.8

Non-GAAP adjusted EBITDA from continuing operations	$533.0	$156.5	$128.3	$129.1	$119.1

Net sales	$6,937.3	$1,809.3	$1,711.6	$1,679.4	$1,737.0
Non-GAAP adjusted EBITDA margin %	7.7%	8.6%	7.5%	7.7%	6.9%
(a)	Reflects the net earnings directly associated with the discontinued operations of the Donnelley Financial and LSC businesses.
(b)

Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of goodwill, intangible assets and other long-lived assets.

(c)	Acquisition-related expenses: Included charges related to legal, accounting and other expenses associated with completed or contemplated acquisitions.
(d)	Spinoff-related transaction expenses: Consulting, tax advice, legal and other expenses associated with the spinoff transactions.
(e)	Pension settlement charges: Pre-tax charges recognized for pension lump-sum settlement payments.
(f)	Net (gain) loss on dispositions of businesses: Related to the dispositions of immaterial entities within the International segment.
(g)	OPEB curtailment gains: Included gains as a result of the curtailment of the Company’s OPEB plans.